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                                                                   Exhibit 23.6

PRICE WATERHOUSE

                       CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Paging Network, Inc. of our report dated July 14, 1995 relating to the financial statements of Celpage, Inc. (Atlanta Branch), which appears on page A-1 of the Current Report on Form 8-K of Paging Network, Inc., dated October 31, 1995. We also consent to the reference to us under the heading "Experts" in this Registration Statement.



PRICE WATERHOUSE

Price Waterhouse


San Juan, Puerto Rico
October 31, 1996